As filed with the Securities and Exchange Commission on April 3, 2014

Registration Statement No. 333-189124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VITRAN CORPORATION INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-0358363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701

Toronto, Ontario

Canada M9C 5L5

(Address of principal executive offices)

AMENDED AND RESTATED STOCK OPTION PLAN

(Full titles of plan)

Mr. Fayaz D. Suleman

c/o Corporation Service Company

2711 Centerville Road

Wilmington, DE 19808

(Name and address of agent for service)

(302) 636-5400

(Telephone number, including area code, of agent for service)

Copies to:

Hellen Siwanowicz

McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, Ontario, Canada M5J 2T3

(416) 865-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”) constitutes Amendment No. 1 to the registration statement on Form S-8 (File No. 333-189124) (the “Registration Statement”) filed by Vitran Corporation Inc. (the “Company”) with the Securities and Exchange Commission on June 6, 2013.

The offering pursuant to the Registration Statement has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings thereunder, the Company hereby removes from registration all shares of common stock registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on April 3, 2014.

VITRAN CORPORATION INC.

/s/ Fayaz D. Suleman
Name: Fayaz D. Suleman Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.